Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-87014, 333-94739, 333-91781, 333-91785, 333-91787, 333-104712, 333-91791, 333-46630, 333-33878, 333-127273, 333-147401, 333-150633, 333-180923, 333-195454, 333-213170, 333-217489, and 333-224491 on Form S-8 of our reports dated February 21, 2020, relating to the consolidated financial statements and financial statement schedule of Teledyne Technologies Incorporated and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 29, 2019.

/s/ Deloitte & Touche LLP
Los Angeles, California
February 21, 2020